UBS

Cmoproj

Fixed Income Research

A30JANP1 30 year 7.0

10:48:13 am January 8, 2004

cmoproj. 614

Ciaran O’Brien

obrienci@fiunmr23

Bond	Balance	Coupon	Delay	Factor	Index	Value	Reset	Multiplier	Cap
P700	30,000,000.00	7.00000	24	1.000000		-1.0000	-	-	-

Floor	Current Coupon	Settle Date	Deal	WAC	WAM	Pricing Speed	Duration
-	7.0000	01/30/04	30 year	7.40	358.00	100.0PPC	105:12

7% coup PT

Price	CPR	CPR	CPR	CPR	CPR	CPR	CPR	CPR	CPR
	5.00	10.00	20.00	25.00	30.00	35.00	40.00	50.00	60.00
104:28	6.343	6.055	5.341	4.922	4.470	3.985	3.473	2.344	0.989
104:29	6.339	6.049	5.331	4.910	4.455	3.968	3.452	2.317	0.955
104:30	6.334	6.043	5.321	4.898	4.440	3.950	3.432	2.291	0.922
104:31	6.330	6.037	5.311	4.886	4.426	3.933	3.412	2.265	0.888
105:00	6.326	6.031	5.301	4.874	4.411	3.916	3.392	2.238	0.854
105:01	6.322	6.026	5.292	4.862	4.397	3.898	3.372	2.212	0.821
105:02	6.318	6.020	5.282	4.850	4.382	3.881	3.352	2.186	0.787
105:03	6.313	6.014	5.272	4.838	4.367	3.864	3.332	2.160	0.753
105:04	6.309	6.008	5.262	4.826	4.353	3.847	3.312	2.133	0.720
105:05	6.305	6.002	5.253	4.814	4.338	3.829	3.292	2.107	0.686
105:06	6.301	5.996	5.243	4.801	4.324	3.812	3.272	2.081	0.653
105:07	6.296	5.991	5.233	4.789	4.309	3.795	3.252	2.055	0.619
105:08	6.292	5.985	5.224	4.777	4.295	3.778	3.232	2.029	0.586
105:09	6.288	5.979	5.214	4.765	4.280	3.761	3.212	2.002	0.552
105:10	6.284	5.973	5.204	4.753	4.266	3.743	3.192	1.976	0.519
105:11	6.280	5.968	5.194	4.741	4.251	3.726	3.172	1.950	0.485
105:12	6.275	5.962	5.185	4.729	4.237	3.709	3.152	1.924	0.452
105:13	6.271	5.956	5.175	4.717	4.222	3.692	3.132	1.898	0.418
105:14	6.267	5.950	5.165	4.705	4.208	3.675	3.112	1.872	0.385
105:15	6.263	5.944	5.156	4.693	4.193	3.658	3.092	1.846	0.352
105:16	6.259	5.939	5.146	4.681	4.179	3.641	3.072	1.820	0.318
105:17	6.254	5.933	5.136	4.669	4.164	3.623	3.052	1.794	0.285
105:18	6.250	5.927	5.127	4.657	4.150	3.606	3.032	1.768	0.252
105:19	6.246	5.921	5.117	4.646	4.135	3.589	3.012	1.742	0.218
105:20	6.242	5.916	5.107	4.634	4.121	3.572	2.992	1.716	0.185
105:21	6.238	5.910	5.098	4.622	4.107	3.555	2.973	1.690	0.152
105:22	6.233	5.904	5.088	4.610	4.092	3.538	2.953	1.664	0.119
105:23	6.229	5.898	5.078	4.598	4.078	3.521	2.933	1.638	0.086
105:24	6.225	5.893	5.069	4.586	4.063	3.504	2.913	1.612	0.052
105:25	6.221	5.887	5.059	4.574	4.049	3.487	2.893	1.586	0.019
105:26	6.217	5.881	5.050	4.562	4.035	3.470	2.873	1.560	-0.014
105:27	6.213	5.876	5.040	4.550	4.020	3.453	2.854	1.534	-0.047
Avg Life	11.573	7.301	3.659	2.820	2.260	1.864	1.574	1.171	0.895
Duration	7.021	5.109	3.042	2.458	2.036	1.719	1.478	1.130	0.883
First Pay	2//042/04	2//042/04	2//042/04	2//042/04	2//042/04	2//042/04	2//04	2//04	2//04
Last Pay	3/31C	12/25C	7/16C	12/13C	3/12C	11/10C	5/09	12//07	12//06

UBS Securities LLC. This material has been prepared by UBS AG or an affiliate thereof ("UBS"). It has no regard to the specific investment objectives, financial situation or particular needs of any specific recipient.

It is published solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. No representation or warranty, either express or implied, is provided in relation to the accuracy, completeness or reliability of the information contained herein, except with respect to information concerning UBS AG, its subsidiaries and affiliates. Opinions expressed herein are subject to change without notice and may differ or be contrary to opinions expressed by other business areas or groups of UBS as a result of using different assumptions and criteria. UBS is under no obligation to update or keep the information current. The securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. UBS, its directors, officers and employees (excluding the US broker-dealer unless specifically disclosed under required disclosures) or clients may have or have had interests or long or short positions in the securities or other financial instruments referred to herein, and may at any time make purchases and/or sales in them as principal or agent. UBS (excluding the US broker-dealer unless specifically disclosed under Required Disclosures) may act or have acted as market-maker in the securities or other financial instruments discussed in this material. UBS may provide investment banking and other services to and/or serve as directors of the companies referred to in this report. Neither UBS nor any of its affiliates, nor any of UBS’ or any of its affiliates, directors, employees or agents, accepts any liability for any loss or damage arising out of the use of all or any part of this report. United Kingdom and rest of Europe: Except as otherwise specified herein, this material is communicated by UBS Limited, a subsidiary of UBS AG, to persons who are market counterparties or intermediate customers (as detailed in the FSA Rules) and is only available to such persons. The information contained herein does not apply to, and should not be relied upon by, private customers. Switzerland: Distributed by UBS AG to persons who are institutional investors only. Italy: Should persons receiving this research in Italy require additional information on or wish to effect transactions in the relevant securities, they should contact Giubergia UBS SIM SpA, an associate of UBS SA, in Milan. South Africa: UBS Securities South Africa (Pty) Limited (incorporating J.D. Anderson & Co.) is a member of the JSE Securities Exchange SA. United States: Distributed to US persons by either UBS Securities LLC or by UBS Financial Services Inc., subsidiaries of UBS AG; or by a group, subsidiary or affiliate of UBS AG that is not registered as a US broker-dealer (a "non-US affiliate"), to major US institutional investors only. UBS Securities LLC or UBS Financial Services Inc. accepts responsibility for the content of a report prepared by another non-US affiliate when distributed to US persons by UBS Securities LLC or UBS Financial Services Inc. All transactions by a US person in the securities mentioned in this report must, be effected through UBS Securities LLC or UBS Financial Services Inc., and not through a non-US affiliate. Canada: Distributed by UBS Securities Canada Inc., a subsidiary of UBS AG and a member of the principal Canadian stock exchanges & CIPF. A statement of its financial condition and a list of its directors and senior officers will be provided upon request. Hong Kong: Distributed by UBS Securities Asia Limited. Singapore: Distributed by UBS Securities Singapore Pte. Ltd. Japan: Distributed by UBS Securities Japan Ltd to institutional investors only. Australia: Distributed by UBS Capital Markets, Australia Australia Ltd licensed securities dealers. New Zealand: Distributed by UBS New Zealand Ltd, (C) 2004

All rights reserved. This report may not be reproduced or distributed in any manner without the permission of UBS.